Exhibit 99.1

For Release 1 p.m. PDT

Apr. 27, 2004

NetIQ Announces Third Quarter Fiscal 2004 Results

Revenue Exceeds Guidance; Earnings Per Share at Top of Guidance Range

SAN JOSE, Calif. —Apr. 27, 2004—NetIQ Corp. (Nasdaq: NTIQ), a leading provider of Systems & Security Management and Web Analytics solutions, today announced financial results for its third quarter ended March 31, 2004.

GAAP Financial Results

Revenue for the third quarter of fiscal 2004 decreased 16.5% to $66.9 million, compared with $80.2 million in the same quarter of the prior year. In accordance with the terms of its license agreement with Microsoft, NetIQ received no license revenue from Microsoft in the third quarter of fiscal 2004, compared with $10.0 million received in the third quarter of fiscal 2003. Excluding Microsoft revenue, revenue in the third quarter declined 4.6% year over year. Net loss was $10.6 million or $0.19 per basic and diluted share in the third quarter of fiscal 2004, compared with a net loss of $3.2 million or $0.06 per basic and diluted share in the third quarter of fiscal 2003. NetIQ previously provided revenue guidance in the range of $61.0 million to $65.0 million and GAAP diluted net loss per share of $0.19 to $0.25.

Revenue for the nine-months ended March 31, 2004 was $193.7 million, compared with $237.6 million in the prior year nine-month period. The nine-month period ended March 31, 2004 included $5.0 million in Microsoft revenue as compared with $55.0 million in Microsoft revenue in the nine month period in the prior year. Excluding the revenue from Microsoft in both nine-month periods, revenue grew 3.3% year over year. Net loss was $184.5 million or $3.25 per basic and diluted share in the nine-month period ended March 31, 2004, compared with a net loss of $574.1 million or $10.95 per basic and $10.70 per diluted share in the year earlier nine-month period. These results include a charge against goodwill of $579.3 million in the first quarter of fiscal 2003 resulting from a change in accounting principle upon the adoption of FAS 142, an impairment charge against goodwill in the fourth quarter of fiscal 2003 in the amount of $330.5 million and a further impairment charge in the amount of $150.8 million in the first quarter of fiscal 2004.

Non-GAAP Operating Results

Non-GAAP net income for the third quarter was $337,000 or $0.01 per diluted share, compared with non-GAAP net income of $5.6 million or $0.10 per diluted share for the same period in the prior fiscal year. Non-GAAP net income for the nine-month period ended March 31, 2004 was $2.1 million or $0.04 per diluted share, compared with $30.8 million or $0.57 per diluted share for the same period a year ago. NetIQ previously provided guidance for non-GAAP diluted net loss per share of $0.03 to breakeven for the third quarter of fiscal 2004.

Non-GAAP net income presents the company’s net loss adjusted to exclude the following costs of revenue and expenses: amortization of purchased technology, amortization of other intangible assets, employee stock-based compensation, impairment of goodwill, restructuring charge (credit), write-off of acquired in-process research and development, impairment of long-term investment, cumulative effect of change in accounting principle, and related income tax effect, each as detailed under “Reconciliation of Non-GAAP Information” in the attached financial statements. The exclusion of such items is not in accordance with generally accepted accounting principles, is not intended as a substitute for GAAP net income or loss or any other GAAP measure, and may not be consistent with similar measures used by other companies.

NetIQ’s management and board of directors believe that the non-GAAP information is an additional meaningful measure of operating performance because it measures the principal operating results that can be directly influenced by management, and it provides more consistent comparability of the Company’s financial results against historical results and the results of other enterprise software companies. Accordingly it is the principal measure of performance used by management and the board of directors to measure the performance of the company against its operational objectives.

Business Outlook and Highlights

“We’re pleased that our revenue exceeded our guidance and that both our license and maintenance revenues were up from an improved December quarter. In addition, we maintained non-GAAP profitability, exceeded our Non-GAAP EPS guidance, and continued to streamline and consolidate operations as exhibited by our lower headcount quarter to quarter,” said Boesenberg. “In addition, we made several important technology acquisitions and investments recently.”

Business Outlook:

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. NetIQ does not undertake to update these targets in any way or for any reason prior to discussing actual results.

•	NetIQ anticipates revenue for its fourth fiscal quarter ending June 30, 2004 to be in the range of $64.0 to $69.0 million, compared with $67.7 million in revenue (excluding revenue from Microsoft of $5 million) for the quarter ended June 30, 2003.

•	NetIQ anticipates GAAP diluted net loss per share of $0.18 to $0.11 and non-GAAP diluted net loss per share of $0.03 to net income per share of $0.01. The reconciliation to non-GAAP EPS guidance is based on the following assumptions for excluded costs and expenses in the third quarter: amortization of purchased technology of $3.3 million, amortization of other intangible assets of $2.2 million, amortization of employee stock-based compensation of $82,000, write-off of acquired in process research and development of $754,000, and related income tax benefit of $2.0 million to $611,000.

•	NetIQ anticipates its sales, marketing, general, administrative, research and development costs to be in the range of $57—$59 million in the fourth quarter of fiscal 2004.

•	NetIQ anticipates its sales, marketing, general, administrative, research and development costs to be generally flat in the first quarter of fiscal 2005, relative to third quarter fiscal 2004 levels.

•	The company anticipates one-time costs associated with consolidation efforts to total $2.1 million in the fourth quarter or approximately $0.02 per diluted share.

Third Quarter Business Overview:

•	Revenue grew 5% compared with the immediately-preceding quarter. Sequential revenue growth is as follows:

•	License 6% (Q2 $34.0 million to $36.1 million for Q3)

•	Services 3% (Q2 $29.9 million to $30.9 million for Q3)

•	Growth in combined Research & Development, Marketing, Sales and G&A expenses of 7% from the previous quarter.

•	NetIQ generated $6.8 million in cash from operations, and ended the quarter with total cash and cash equivalents and short-term investments of $321.8 million.

•	Sales pipeline grew quarter over quarter.

•	Foreign currency gains of $436,000 enabled NetIQ to exceed Non-GAAP EPS guidance.

•	Deferred revenue declined by $4.5 million in the third quarter and backlog declined due to amortization of Ixia prepayment and recognition of previously deferred orders.

Recent Acquisitions and Investments:

•	NetIQ purchased Group Policy Administrator™ and Group Policy Guardian™ from Full Armor. NetIQ had previously been the exclusive licensee of these products and expects the acquisition to solidify its leadership position in Active Directory Management. The purchase of these products ensures NetIQ’s continued exclusive rights to these products and eliminates its prior royalty obligation.

•	NetIQ announced a strategic alliance with Web Services company Infravio including an exclusive technology license and plans for joint sales and marketing efforts. In addition, NetIQ acted as lead investor in Infravio’s Preferred financing which closed in early April.

•	NetIQ entered into a definitive agreement to acquire the WebPosition® product line and business of First Place Software, Inc. The transaction closed on April 5, 2004. WebPosition Gold™, is the industry’s leading Search Engine Optimization software solution. This acquisition is intended to solidify NetIQ’s WebTrends business unit as the leader in Search Engine Optimization.

•	NetIQ entered into an agreement to license certain non-core AppManager® Modules to AK Computer Sciences.

Third Quarter Product Awards:

•	MailMarshal™ SMTP won the MSD2D.com People’s Choice Award for E-mail Content Security

•	NetIQ® MailMarshal SMTP, WebMarshal™, Security Manager and VigilEnt™ Policy Center were named some of the Best Products of 2003 by SC Magazine

•	WebTrends Reporting Service named Best of 2003 by PC Magazine

Share Repurchase Program:

NetIQ’s board of directors approved a repurchase of up to 5% of the company’s outstanding shares in October 2003. To date, 816,426 shares, or approximately 1.5% of the company’s outstanding shares, have been repurchased. In the third quarter, 644,208 shares were repurchased at an average price of $12.92, for a total cost of $8.3 million.

NetIQ Analyst/Investor Conference Call:

NetIQ will conduct a conference call at 1:30 p.m. pacific time today to discuss the results of the quarter in more detail. Call-in numbers are 1-877-440-8703 and 1-706-645-0115 (outside the U.S.). A replay will be available through June 8, 2004 at 1-800-642-1687 and 1-706-645-9291 (outside the U.S.). The passcode for the live call and replay is “6806715”. An audio webcast of the call and reconciliations of GAAP and non-GAAP financial data with respect to historical results and the company’s guidance and other information can be accessed from the company’s website at http://www.netiq.com/about_netiq/investor_relations/analystreports.asp

About NetIQ

NetIQ Corp. (Nasdaq: NTIQ) is a leading provider of Systems & Security Management and Web Analytics solutions. Historically focused on managing Windows-based applications, NetIQ now delivers cross-platform solutions that enhance business performance resulting in higher returns on infrastructure and Web investments. NetIQ products are sold across all continents directly and through a network of authorized NetIQ partners and resellers. The company is headquartered in San Jose, Calif., with development and operational personnel in Houston, Texas; Portland, Ore; Raleigh, N.C.; Bellevue, Wash.; Galway, Ireland. For more information, please visit the company’s web site at www.netiq.com or call (888) 323-6768.

Safe Harbor Statement

Statements in this press release regarding future operating results and statements other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company’s future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include (1) the effect of weak demand for software and services which results in increased uncertainty as to the company’s expected revenue; (2) risks inherent in technology businesses generally, including the timing and successful development of new products, customer acceptance of new product offerings; pricing of new products and competition in the company’s various product lines; the company’s ability to retain and hire technical personnel and other employees; changing relationships with customers, suppliers and strategic partners; (3) the fact that the company typically receives a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company’s operating results for the quarter; and (4) risks related to the integration of acquired companies and the achievement of anticipated revenue and cost synergies. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in documents we file from time to time with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2003. Additional information will also be set forth in NetIQ’s quarterly report on form 10-Q for the quarter ended March 31, 2004, which is expected to be filed with the SEC in May 2004. All of the information in this press release is as of April 27, 2004, and NetIQ undertakes no responsibility to update this information.

###

NetIQ, WebTrends. AppManager, Group Policy Administrator, Group Policy Guardian, MailMarshal, WebMarshal, VigilEnt, WebPosition and WebPosition Gold are trademarks or registered trademarks of NetIQ Corporation in the United States and certain other countries. All other products mentioned are trademarks or registered trademarks of their respective owners.

Contacts:

Greg Klaben, Investor Relations 1-408-856-1894, greg.klaben@netiq.com

Liza Goldberg, Corporate Communications 1-408-856-3073, liza.goldberg@netiq.com

NetIQ Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2004	2003	2004	2003
Software license revenue	$36,059	$50,320	$105,096	$162,908
Service revenue	30,858	29,845	88,638	74,655

Total revenue	66,917	80,165	193,734	237,563

Cost of software license revenue	2,464	2,546	7,817	7,057
Cost of service revenue	8,186	7,801	23,653	21,468
Amortization of purchased technology	5,907	7,110	17,509	18,205

Total cost of revenue	16,557	17,457	48,979	46,730

Gross profit	50,360	62,708	144,755	190,833

Operating expenses:
Sales and marketing	32,802	36,408	91,695	98,897
Research and development	17,921	19,920	50,910	52,879
General and administration	6,623	6,864	20,109	17,711
Amortization of other intangible assets	4,216	5,771	12,742	13,560
Employee stock-based compensation	71	258	257	664
Restructuring charge (credit)	—	—	(504)	5,280
Impairment of goodwill	—	—	150,842	—
Write-off of acquired in-process research and development	—	—	—	1,396

Total operating expenses	61,633	69,221	326,051	190,387

Income (loss) from operations	(11,273)	(6,513)	(181,296)	446

Other income (expenses):
Interest income, net	1,616	2,333	3,778	10,078
Impairment of long-term investment	—	(745)	(4,100)	(745)

Other income (expenses), net	1,616	1,588	(322)	9,333
Income (loss) before income taxes and cumulative effect of change in accounting principle	(9,657)	(4,925)	(181,618)	9,779
Income taxes	950	(1,770)	2,850	4,500

Income (loss) before cumulative effect of change in accounting principle	(10,607)	(3,155)	(184,468)	5,279
Cumulative effect of change in accounting principle	—	—	—	(579,338)

Net loss	$(10,607)	$(3,155)	$(184,468)	$(574,059)

Basic earnings per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.19)	$(0.06)	$(3.25)	$0.10
Cumulative effect of change in accounting principle	—	—	—	(11.05)

Net loss	$(0.19)	$(0.06)	$(3.25)	$(10.95)

Diluted earnings per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.19)	$(0.06)	$(3.25)	$0.10
Cumulative effect of change in accounting principle	—	—	—	(10.80)

Net loss	$(0.19)	$(0.06)	$(3.25)	$(10.70)

Shares used to compute basic earnings per share	57,045	55,063	56,739	52,408
Shares used to compute diluted earnings per share	57,045	55,063	56,739	53,667

	Three Months Ended March 31,		Nine Months Ended March 31,
	2004	2003	2004	2003
RECONCILIATION OF NON-GAAP INFORMATION:

Net loss	$(10,607)	$(3,155)	$(184,468)	$(574,059)
Adjustments:
Amortization of purchased technology	5,907	7,110	17,509	18,205
Amortization of other intangible assets	4,216	5,771	12,742	13,560
Employee stock-based compensation	71	258	257	664
Restructuring charge (credit)	—	—	(504)	5,280
Impairment of goodwill	—	—	150,842	—
Write-off of acquired in-process research and development	—	—	—	1,396
Impairment of long-term investment	—	745	4,100	745
Cumulative effect of change in accounting principle	—	—	—	579,338

Total adjustments	10,194	13,884	184,946	619,188

Income tax effect	750	(5,178)	1,612	(14,360)

Supplemental non-GAAP net income	$337	$5,551	$2,090	$30,769

Diluted non-GAAP net income per share	$0.01	$0.10	$0.04	$0.57

Shares used to compute diluted non-GAAP net income per share	57,657	56,388	57,557	53,720

NetIQ Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2004	June 30, 2003
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$85,852	$76,095
Short-term investments	235,959	237,281
Accounts receivable, net	28,366	39,016
Prepaid expenses and other	5,938	7,019

Total current assets	356,115	359,411

Property and equipment, net	51,673	58,042
Other intangibles, net	41,396	56,245
Other assets	1,659	1,797
Long-term investments	1,614	5,714
Goodwill	120,090	272,561

Total assets	$572,547	$753,770

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,884	$7,224
Accrued compensation and related benefits	13,818	16,667
Other liabilities	11,952	13,124
Restructuring liability, current portion	581	2,302
Deferred revenue, current portion	63,948	55,632

Total current liabilities	97,183	94,949

Deferred revenue, net of current portion	4,112	3,082
Restructuring liability, net of current portion	—	532

Total liabilities	101,295	98,563

Stockholders' equity:
Common stock	2,927,576	2,927,470
Deferred stock-based compensation	(396)	(861)
Accumulated deficit	(2,455,913)	(2,271,445)
Accumulated other comprehensive income (loss)	(15)	43

Total stockholders' equity	471,252	655,207

Total liabilities and stockholders' equity	$572,547	$753,770

NetIQ Corporation

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(184,468)	$(574,059)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,454	41,755
Amortization of employee stock-based compensation	257	664
Loss on sale of investments and property and equipment	160	527
Impairment of goodwill	150,842	—
Impairment of long-term investment	4,100	—
Cumulative effect of change in accounting principle	—	579,338
Tax benefit from disqualifying dispositions	—	3,022
Write-off of acquired in-process research and development	—	1,396
Impairment of long-term investment in affiliate	—	745
Undistributed net loss in earnings of affiliate	—	343

Changes in:
Accounts receivable	13,559	11,276
Prepaid expenses and other	1,435	(2,868)
Accounts payable	(557)	316
Accrued compensation and related benefits	(3,230)	(1,269)
Other liabilities	(853)	(12,126)
Restructuring liability	(2,253)	3,300
Deferred revenue	8,363	440

Net cash provided by operating activities	29,809	52,800

Cash flows from investing activities:
Purchases of property and equipment	(5,774)	(12,707)
Proceeds from sales of property and equipment	11	16
Cash used in acquisitions, net of cash received	—	(202,800)
Net (purchases) maturities of short-term investments	551	197,556
Purchase of technology	(15,402)	—
Purchase of long-term investment	—	(5,000)
Other	(73)	476

Net cash used in investing activities	(20,687)	(22,459)

Cash flows from financing activities:
Purchases of common stock	(10,399)	—
Proceeds from sale of common stock	10,715	6,564

Net cash provided by financing activities	316	6,564

Effect of exchange rate changes on cash	319	(7)

Net decrease in cash and cash equivalents	9,757	36,898
Cash and cash equivalents, beginning of period	76,095	64,032

Cash and cash equivalents, end of period	$85,852	$100,930

Noncash investing activities:
Issuance of common stock and options in business combinations	$—	$37,663
Issuance of treasury stock in business combinations	$—	$53,528

Supplemental disclosure of cash flow information:
Cash paid for interest	$33	$34
Cash paid for income taxes	$943	$1,045